     As filed with the Securities and Exchange Commission on April 9, 2001

                                                            File No. 333-_______


                          -----------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                          -----------------------------
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             PICTURETEL CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                          04-2835972
    (State or Other Jurisdiction                             (I.R.S. Employer
  of Incorporation or Organization)                         Identification No.)


                               100 Minutemen Road
                          Andover, Massachusetts 01810
                    (Address of Principal Executive Offices)


               ROBERT BYRNES NON-STATUTORY STOCK OPTION AGREEMENT
                LEWIS JAFFE NON-STATUTORY STOCK OPTION AGREEMENT
              CURTIS STEWART NON-STATUTORY STOCK OPTION AGREEMENT
              DALTON EDGECOMB NON-STATUTORY STOCK OPTION AGREEMENT

                            (Full Title of the Plans)

                            W. Robert Kellegrew, Esq.
                                 General Counsel
                             PictureTel Corporation
                               100 Minutemen Road
                          Andover, Massachusetts 01810
                                 (978) 292-5000


(Name, Address and Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
Title Of Securities To         Amount             Proposed Maximum         Proposed Maximum         Amount Of
         Be                     To Be            Offering Price Per       Aggregate Offering     Registration Fee
     Registered              Registered                Share                    Price
-----------------------------------------------------------------------------------------------------------------
Common Stock,
Par Value $.01             715,000 shares             $3.32(1)                $2,372,500             $593.13
=================================================================================================================


Exhibit Index on Page II-6


--------------------
(1) The proposed maximum offering price for 250,000 shares is $4.375 per share. The proposed maximum offering price for 300,000 shares is $2.656 per share. The proposed maximum offering price for 40,000 shares is $3.875 per share. The proposed maximum offering price for 125,000 shares is $2.63 per share.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         PictureTel Corporation hereby incorporates herein the following documents by reference:

         (a) Our Annual Report on Form 10-K/A for the 12-month period ended December 31, 1999, as filed with the Securities and Exchange Commission (the "Commission") on August 15, 2000;

         (b) Our Quarterly Report on Form 10Q/A for the Quarter ended April 1, 2000, our Quarterly Report on Form 10-Q for the Quarter ended July 1, 2000 and our Quarterly Report on Form 10-Q for the Quarter ended September 30, 2000, as filed with the Commission on August 14, 2000, August 15, 2000 and November 14, 2000, respectively.

         (c) Current Reports on Form 8-K, as filed with the Commission on each of May 23, 2000, July 18, 2000, July 31, 2000, August 30,
                  2000 and February 7, 2001.

         (d) Form of PictureTel's Common Stock Certificate (Incorporated by Reference to Exhibit 4(b) to PictureTel's Registration Statement on Form S-8, No. 33-36315, as filed with the Commission on August 10, 1990.)

         (e) Third Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.4 to PictureTel's Quarterly Report on Form 10-Q for the quarter ended June 27, 1992).

         All documents subsequently filed by the Registrant pursuant to Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Securities Exchange Act of 1934, (as amended the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Item 4. Description of Securities.

         Not applicable.

Item 5.    Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

         PictureTel's Third Restated Certificate of Incorporation provides that PictureTel's directors shall not be liable to PictureTel or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent and only to the extent that exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined.

Item 7. Exemption From Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         4.1. Third Restated Certificate of Incorporation of PictureTel (Incorporated by Reference to Exhibit 3.1.4 of PictureTel's Quarterly Report on Form 10-Q for the quarter ended June 27,
                  1992).

         4.2. Amended and Restated By-Laws of PictureTel (Incorporated by Reference to Exhibit 1 to PictureTel's Current Report on Form 8-K as filed with the Commission on September 14, 1994).

         4.3. Certificate of Designation, Preferences and Other Rights of the Series A Preference Stock of PictureTel Corporation, consisting of an Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.1.1 to PictureTel's Quarterly Report on Form 10-Q for the quarter ended April 4,
                  1999).

         4.4. Certificate of Designation, Preferences and other Rights of the Series B Preference Stock of PictureTel Corporation, consisting of an Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 2 of PictureTel's Current Report on Form 8-K filed on July 31, 2000).

         4.5.     Robert Byrnes Non-Statutory Stock Option Agreement.

         4.6.     Lewis Jaffe Non-Statutory Stock Option Agreement.

         4.7.     Curtis Stewart Non-Statutory Stock Option Agreement.

         4.8.     Dalton Edgecomb Non-Statutory Stock Option Agreement.

         5.       Opinion of Ropes & Gray.

         23.1.    Consent of Ropes & Gray (See Exhibit 5).

         23.2.    Consent of PricewaterhouseCoopers, LLP.

         24.      Power of Attorney.

Item 9. Undertakings.

         (a)      PictureTel hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933, (as amended the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, an increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by PictureTel pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) PictureTel hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of PictureTel's annual report pursuant to Section 13(a) or
                  Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of PictureTel pursuant to the foregoing provisions, or otherwise, PictureTel has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by PictureTel of expenses incurred or paid by a director, officer or controlling person of PictureTel in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, PictureTel will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, PictureTel certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Andover, The Commonwealth of Massachusetts, on this 9th day of April, 2001.

                                                 PICTURETEL CORPORATION



                                                 By: /s/ Dalton Edgecomb
                                                     -----------------------
                                                     Dalton Edgecomb
                                                     Chief Financial Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Witness our hands on the date set forth below.

     SIGNATURE                                  TITLE                               DATE
     ---------                                  -----                               ----
       *                           Principal Executive Officer, Chief            April 9, 2001
----------------------------       Executive Officer, Chairman of the
Norman E. Gaut                     Board, and Director


  /s/ DALTON EDGECOMB              Principal Financial Officer, Principal        April 9, 2001
----------------------------       Accounting Officer, and Chief Financial
Dalton Edgecomb                    Officer

       *                           Director                                      April 9, 2001
----------------------------
Robert Knight

       *                           Director                                      April 9, 2001
----------------------------
Carl S. Ledbetter

       *
----------------------------
David B. Levi                      Director                                      April 9, 2001

       *
----------------------------
Werner Schmucking                  Director                                      April 9, 2001


       *
----------------------------
Enzo Torresi                       Director                                      April 9, 2001


*  By:    /s/ DALTON EDGECOMB
        ------------------------------------
        Dalton Edgecomb
        Attorney-in-Fact

                                  EXHIBIT INDEX


Number                         Title of Exhibit

4.1. Third Restated Certificate of Incorporation of PictureTel Corporation (Incorporated by Reference to Exhibit 3.1.4 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 27, 1992).

4.2. Amended and Restated By-Laws of PictureTel Corporation (Incorporated by Reference to Exhibit 1 to the Registrant's Current Report on Form 8-K as filed with the Commission on September 14, 1994).

4.3. Certificate of Designation, Preferences and Other Rights of the Series A Preference Stock of PictureTel Corporation, consisting of an Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.1.1 to PictureTel's Quarterly Report on Form 10-Q for the quarter ended April 4,
                  1999).

4.4. Certificate of Designation, Preferences and other Rights of the Series B Preference Stock of PictureTel Corporation, consisting of an Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 2 of PictureTel's Current Report on Form 8-K filed on January 31, 2000).

4.5.              Robert Byrnes Non-Statutory Stock Option Agreement.

4.6.              Lewis Jaffe Non-Statutory Stock Option Agreement.

4.7.              Curtis Stewart Non-Statutory Stock Option Agreement.

4.8.              Dalton Edgecomb Non-Statutory Stock Option Agreement.

5.                Opinion of Ropes & Gray.

23.1.             Consent of Ropes & Gray (See Exhibit 5).

23.2.             Consent of PricewaterhouseCoopers LLP.

24.               Power of Attorney.